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                                                                 (Exhibit 10.12)


January 24, 2000


John D. Vollaro
26 Old Orchard Hill Lane
Greenwich, Connecticut  06831

Dear John:

In recognition of your many years of service and highly valued contributions, I am pleased to set forth our mutual agreement regarding your resignation as President and Chief Operating Officer of W.R. Berkley Corporation (the "Company").

1. Your resignation from the Company as President and Chief Operating Officer will be effective as of the close of business on March 1, 2000.

2. You will continue to have the use of your current office and secretarial arrangements through March 1, 2000. Thereafter, at your request, the Company will provide a temporary office for your use until the earlier of one year from the date hereof or the date on which you commence other employment.

3. The Company will pay you annual compensation at the rate of $620,000 per year for the period commencing on March 1, 2000 and terminating on February 28, 2001 and at the rate of $650,000 per year for the period commencing on March 1, 2001 and terminating on February 28, 2003. Such payments will be made on a biweekly basis on the Company's regular payroll cycle.

4. The Company will make additional payments to you of $300,000 on January 1, 2001 and $300,000 on January 1, 2002; provided, however, that you will not be entitled to the payment of $300,000 on January 1, 2002 (the "Second Installment Payment") if, prior to such date, you have commenced other employment, whether or not you continue to be employed on January 1, 2002. For purposes of this letter agreement, "other employment" shall include any services as an employee, independent contractor, consultant or advisor other than Limited Consulting Services. Limited Consulting Services means services provided by you to any one or more unrelated

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January 24, 2000
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         employers or businesses (other than the Company) prior to or as of
         January 1, 2002 which (i) consist solely of consultation and advice directed to specific aspects of the business or affairs of such employer or business (each, with its affiliates, an "Employer") and not to the business or affairs of the Employer, or of an operating unit or segment thereof, as a whole; (ii) do not extend, for any Employer, for a period of more than 120 days, whether or not consecutive; (iii) do not involve or result in your employment by an Employer, or the provision by you of consulting or advisory services (other than Limited Consulting Services) to such Employer, or your becoming an officer or director of such Employer, in each such case at any time prior to March 1, 2003; (iv) do not involve or result in an agreement or arrangement (whether or not in writing), at any time prior to March 1, 2003, for your employment by, or your provision of consulting or advisory services to, or your becoming an officer or director of, an Employer;
         (v) do not result in your being eligible for benefits from the Employer of a kind referred to in the second sentence of paragraph 8 hereof; and
         (vi) do not preclude you from performing your obligations under paragraph 7 hereof. You will, prior to performing Limited Consulting Services for any Employer, advise the Company in writing of the name of such Employer (except that you need not advise the Company of the name of an Employer that does not engage in any business that is competitive with any business of the Company) and the nature and principal terms of such Limited Consulting Services and shall certify in writing that such services will constitute Limited Consulting Services hereunder. In the event that the Chairman of the Board of the Company believes that any services so to be provided by you should not be deemed to be Limited Consulting Services, such matter shall be referred for resolution to Jack H. Nusbaum, whose determination with respect thereto shall be final and binding upon you and the Company, and each of you and the Company agrees not to challenge such determination in any action or proceeding. In the event of a breach by you of any of the provisions of this paragraph 4, or if you should receive any payment or benefits under this letter agreement to which you are not entitled because you commenced other employment, and without limiting any other rights or remedies available to the Company with respect to such breach, the Company shall be entitled to (i) recover the Second Installment Payment, if already made, together with the costs of any such benefits, and/or (ii) without duplication of any recovery under clause (i), cease making payments under this letter agreement provided that the amount of payments ceased being made shall

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January 24, 2000
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         not exceed the amount of the Second Installment Payment plus the amount of any such costs.

5. Options to purchase shares of the Company's common stock granted to you under the W.R. Berkley Corporation First Amended and Restated 1992 Stock Option Plan which shall have vested as of the earlier of the dates hereinafter referred to shall be canceled and of no force or effect from and after the earlier of March 1, 2003 or the date on which you commence other employment, and, except as otherwise provided herein, prior to such cancellation shall continue to be subject to the terms and conditions of the option agreements between you and the Company pursuant to which such options were granted. You will not be granted any options after the date of this letter agreement.

6. Your active responsibilities as an officer of the Company will terminate immediately and your regular employment with the Company will terminate effective as of the close of business on March 1, 2000. To the extent otherwise eligible, you will continue to participate in all Company benefit plans through that date.

7. The Company will distribute your accumulated benefits under the Company's Profit Sharing Plan, Deferred Compensation Plan and Benefit Replacement Plan in accordance with each Plan's provisions and, to the extent consistent therewith, per your written direction. Anything herein to the contrary notwithstanding, to the extent that a distribution of your accumulated benefits under the terms any of the foregoing plans is conditioned on your termination of employment with the Company, you will not be allowed to receive a distribution from such plan until your employment has terminated as provided in paragraph 8 hereof. You acknowledge and agree that you will not be entitled to any distribution of benefits accrued as of the date of this letter agreement under the Company's Annual Incentive Compensation Plan and hereby waive any right to any such benefits. You further acknowledge and agree that all outstanding Units (as therein defined) awarded to you under the Company's Long-Term Incentive Compensation Plan shall be canceled and all of your rights with respect thereto and under such plan shall expire upon the date of this letter agreement.

8. From March 1, 2000 until the earlier of March 1, 2003 or the date on which you commence other employment, you will have the status of standby employee but you hereby waive any right you have to participate during such period in the Company's Profit

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January 24, 2000
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         Sharing Plan, Deferred Compensation Plan, Benefit Replacement Plan,
         Annual Incentive Compensation Plan and Long-Term Incentive Compensation Plan, and in all of the Company's other executive compensation or benefit plans, other than the Company's Flexible Compensation Plan, in which you will have the right to continue to participate during such period. During such period, the Company will provide you with continued medical, term life insurance and long-term disability benefits equivalent to that (and at the same cost basis to you) provided for other employees or will reimburse you for the cost of comparable coverage. Thereafter, you will be able to elect continuation coverage for yourself and your covered dependents under the Company's medical plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"). The foregoing provisions are not intended to affect your rights, if any, under the Company's group term life insurance plan to convert such coverage to individual coverage at your expense upon termination of employment. At the time your status as a standby employee terminates as provided herein, you shall not be entitled to any form of termination pay or other benefit under any severance benefit plan or similar arrangement for former employees of the Company. You acknowledge and agree that as of March 1, 2000, you will not, except as otherwise expressly provided in this letter agreement, be entitled to any bonus, commission, fees, vacation pay or other payment (other than any accrued salary) from the Company or any of its subsidiaries or affiliates for any period. As a standby employee, you agree to furnish to the Company your best advice, information, judgment and knowledge with respect to the operations of the Company's businesses. You shall furnish such advice at the request of the Company's Chairman of the Board at mutually agreeable times. You may furnish your services in person, by telephone or other means of electronic communication during normal business hours.

9. Simultaneously herewith, you will execute the General Release in the form annexed hereto as Attachment 1 and made a part hereof.

10. Simultaneously herewith, you will deliver your resignation from various boards and committees in the form annexed hereto as Attachment 2 to be effective as of the date set forth therein.

11. This letter agreement and the annexed General Release and resignation, and all of our respective rights thereunder, shall be binding upon, inure to the benefit of, and be

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January 24, 2000
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         enforceable by, the parties hereto and their respective successors, assigns, personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder, all such amounts shall be payable in accordance with the terms of this letter agreement to your estate, but your rights under this letter agreement are otherwise non-transferable.

12. You agree that, without the prior written consent of the Company, you will not disclose or use any non-public confidential information of the Company disclosed to or learned by you during the course of your employment so long as such information is not publicly known or available, except for such disclosures as are otherwise required by law. You further agree that you will not make any statements at any time that disparage the reputation of the Company or its officers. The Company, on behalf of itself and its executive officers, agrees that it will not make any statements at any time that disparage your reputation.

13. Unless the Company has specifically consented thereto in writing, you agree not to solicit, induce or knowingly hire, or to cause, or recommend to, any entity with which you are affiliated to solicit, induce or hire, or to make any such entity aware of the qualifications of, any key employee employed (or formerly employed within six months prior to the date of solicitation, inducement or hiring) by the Company, during the period beginning on the date hereof and ending six months from the date the final payment is made to you pursuant to paragraph 3 of this letter agreement. For purposes of this letter agreement, a key employee means any officer of the Company and any other person employed by the Company who was a participant in any stock option, stock bonus, stock loan, stock purchase or similar stock plan of the Company during the one year period prior to the date of solicitation, inducement or hire.

14. At all times, you agree, for so long as this letter agreement is otherwise confidential, to keep confidential both the fact of and the terms of this letter agreement, and you agree not to disclose, display, discuss or make public in any way its terms with anyone except members of your immediate family and except as may be required to your certified public accountant, tax preparer, attorney or where compelled by law. Before disclosing this letter agreement to any person at any time when this letter agreement is otherwise confidential, you agree to advise the party to whom disclosure is made that such

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January 24, 2000
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         information is confidential and such party is not to the disclose same.
         You and the Company will consult and cooperate with each other, consistent with applicable law, with a view to agreeing in a timely manner on the contents of any press release or other public announcement to be made by the Company with respect to this letter agreement.

15. You acknowledge that the payments and benefits provided under this Agreement are in consideration for the obligations you have undertaken in paragraphs 12, 13 and 14 hereof and your execution of the General Release annexed hereto. You agree that the Company will suffer irreparable damage if the provisions of any of such paragraphs are breached and that in such event, and in the event you revoke the General Release in accordance with the terms thereof, the Company shall be entitled as a matter of right to terminate all remaining payments and benefits provided under this Agreement, and you shall have no further right thereto. Upon demand by the Company, you shall immediately repay to the Company the gross, pre-tax amount of all payments made to you hereunder prior to such time. You agree that the amount of such prior and future payments shall constitute liquidated damages for the breach of this letter agreement.

16. Should any provision of this letter agreement or of the annexed General Release be held invalid or illegal, such illegality shall not invalidate the whole of this letter agreement, or General Release, but rather such letter agreement and General Release shall be construed as if it did not contain the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form this letter agreement shall then be enforceable in the manner contemplated hereby.

17. The payments due to you hereunder shall be subject to reduction to satisfy all applicable Federal, state and local withholding tax obligations. The Company makes no representation regarding the taxation of any payments or benefits to be provided to you under, or the tax ramifications of any of the matters contemplated by, this letter agreement. It is your obligation and responsibility to determine whether any such payment or benefit is includible in gross income for Federal, state and local income tax purposes.

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January 24, 2000
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18.       Reference in this letter agreement to the Company shall include all subsidiaries and affiliates of the Company and for purposes of this letter agreement and the General Release, the term "affiliate" shall be limited to entities that are engaged in the business of insurance or insurance services and are directly or indirectly controlled by or under common control with the Company.

19. You will promptly provide the Company with a notice of your acceptance of other employment and the commencement date thereof.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT AND WARRANT THAT YOU HAVE READ THIS LETTER AGREEMENT AND THE GENERAL RELEASE CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS AND SIGNIFICANCE OF THIS LETTER AGREEMENT AND THE GENERAL RELEASE; THAT THE COMPANY HAS ADVISED AND URGED YOU TO CONSULT WITH YOUR ATTORNEY CONCERNING THIS LETTER AGREEMENT AND THE GENERAL RELEASE; THAT YOU HAVE BEEN REPRESENTED BY COUNSEL AND HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS LETTER AGREEMENT AND THE GENERAL RELEASE WITH YOUR ATTORNEY AND HAVE DONE SO; THAT YOU HAVE HAD AMPLE OPPORTUNITY TO NEGOTIATE THROUGH YOUR ATTORNEY; AND THAT YOU HAVE EXECUTED THIS LETTER AGREEMENT VOLUNTARILY, KNOWINGLY AND WITH SUCH ADVICE FROM YOUR ATTORNEY AS YOU HAVE DEEMED APPROPRIATE.

You acknowledge that you have 21 days to review and consider the terms described above and the financial consequences to you and your family. With the advice of the Company, you have had a reasonable opportunity to consider advice from your legal counsel before signing this letter. Fully understanding the above terms, you are entering into this letter agreement knowingly and voluntarily.

If the foregoing is acceptable to you, please sign, date and return the attached copy of this letter to me no later than February 14, 2000. Once you have signed the letter, our agreement will not take effect or be enforceable until seven days after your signing this letter and you may revoke it at any time prior to the end of the

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January 24, 2000
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seventh day after your signing by delivering a written revocation to the undersigned.

Sincerely,


W.R. BERKLEY CORPORATION



By: ____________________________
     William R. Berkley
     Chairman of the Board and
       Chief Executive Officer



AGREED: _______________________________                        _______________
        John D. Vollaro                                        Date

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                                                                    ATTACHMENT 1


                                 GENERAL RELEASE

         In consideration of the payments, benefits, agreements, and other consideration to be provided to John D. Vollaro by W.R. Berkley Corporation as described in the letter agreement between W.R. Berkley Corporation and John D. Vollaro dated January 24, 2000 (the "Agreement") to which this Release is annexed, John D. Vollaro for himself and for his heirs, executors, administrators, and their respective successors and assigns (collectively "Vollaro") hereby releases and forever discharges W.R. Berkley Corporation, and all of its subsidiaries, affiliates, divisions, officers, directors, employees, agents, successors and assigns (hereinafter collectively referred to as "Berkley"), and all plan administrators and trustees of employee benefit plans maintained by Berkley, of and from all or any manner of actions, causes and causes of actions, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments and expenses (including attorneys' fees and costs), executions, claims and demands whatsoever at law or in equity (such actions, etc., being referred to herein as "Actions"), specifically including by way of example but not limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Age Discrimination in Employment Act
(ADEA), the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Americans with Disabilities Act, any and all

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Connecticut fair employment, employment discrimination and human rights laws, claims for wrongful discharge, personal injury, defamation, mental anguish, injury to health and reputation and any and all claims and rights under all foreign and United States federal, state, local and decisional law and ordinances, including all those concerning equal employment, which Vollaro ever had, now has, or which Vollaro hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, arising on or prior to the effective date hereof, in the course of, or in any way related to, his employment by or termination of employment from Berkley. Vollaro takes this action fully aware of his rights under the laws of the United States (and any state thereof) and voluntarily waives such rights. The provisions of any laws providing in substance that releases shall not extend to claims which are unknown or unsuspected at the time, to the person executing such release, are hereby waived. Vollaro hereby agrees never individually or with any person to file, commence or aid in any fashion the filing of, any charges, lawsuits or complaints with any governmental agency or against Berkley or any of the parties released by him in this General Release with respect to any of the matters covered by this Release.

         Notwithstanding the foregoing, by signing this Release, Vollaro shall not have relinquished (i) his right to indemnification for acts occurring or liabilities arising on or prior to March 1, 2000, including any right for reimbursement of expenses (including, without limitation, attorneys' fees and


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costs) from Berkley under charter provision, by law or insurance arrangement or under applicable law with respect to the conduct of Vollaro, or any claim asserted against Vollaro, in his capacity as a director, officer or employee of Berkley or as a trustee of any Berkley employee benefit plan, or as a member of any Berkley company committee or Berkley employee benefit plan committee, which right shall be no greater nor less than the indemnification rights of other Berkley officers and directors, (ii) Vollaro's right to payments or benefits under, or to enforce the provisions of, this Release or the Agreement to which it is annexed or (iii) any rights or claims Vollaro may have under ADEA that arise after the date on which he executes this Release.

         Berkley hereby releases and forever discharges Vollaro from all or any manner of Actions which Berkley ever had, now has, or which Berkley hereafter can, shall or may have for, upon or by reason of any activities undertaken within the scope of Vollaro's employment with the Company and in compliance with applicable laws, regulations and written Company policies, on or prior to the effective date hereof; provided, however, that Berkley shall not thereby release Berkley's right to enforce the provisions of this Release or the Agreement to which it is annexed.

VOLLARO EXPRESSLY ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT HE HAS READ THIS RELEASE CAREFULLY; THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS AND SIGNIFICANCE OF THIS RELEASE; THAT THE COMPANY HAS ADVISED AND URGED HIM TO CONSULT WITH HIS ATTORNEY CONCERNING THIS RELEASE; THAT HE HAS BEEN REPRESENTED BY COUNSEL AND HAS HAD A FULL OPPORTUNITY TO REVIEW THIS RELEASE WITH HIS ATTORNEY AND HAS DONE SO; THAT HE HAS HAD AMPLE OPPORTUNITY TO NEGOTIATE THROUGH HIS ATTORNEY; THAT THE PAYMENTS AND BENEFITS THAT ARE TO BE PROVIDED TO HIM UNDER THE AGREEMENT TO WHICH THIS RELEASE IS ANNEXED ARE IN ADDITION TO ANYTHING OF VALUE TO WHICH HE IS ALREADY ENTITLED; AND THAT HE HAS EXECUTED THIS RELEASE


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VOLUNTARILY, KNOWINGLY AND WITH SUCH ADVICE FROM HIS ATTORNEY AS HE DEEMED
APPROPRIATE.


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         IN WITNESS WHEREOF, John D. Vollaro and W.R. Berkley Corporation have executed this General Release this 24th day of January, 2000, John D. Vollaro having had the opportunity to review it with counsel of his choice and having had the right to consider it for twenty-one (21) days and seven (7) days after execution to revoke it.


AGREED: ________________________________                       ________________
        John D. Vollaro                                             Date



                  W.R. BERKLEY CORPORATION

                  By: _____________________________            ________________
                      William R. Berkley                       Date
                      Chairman of the Board and
                        Chief Executive Officer


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                                                                    ATTACHMENT 2



                                 John D. Vollaro
                            26 Old Orchard Hill Lane
                          Greenwich, Connecticut 06831


                                                                January 24, 2000


William R. Berkley
Chairman and Chief Executive officer
W.R. Berkley Corporation
165 Mason Street
P.O. Box 2518
Greenwich, CT 06836-2518

Dear Bill:

In connection with my resignation as President and Chief Operating Officer of W.R. Berkley Corporation (the "Company") this will confirm my irrevocable resignation, effective March 1, 2000, from the Board of Directors of the Company, all committees thereof, all boards of directors of the Company's subsidiaries and affiliates, and all company committees, trusteeships and employee benefit plan committees on which I am currently serving with respect to the Company, all of its subsidiaries and affiliates, and their related employee benefit plans.

Very truly yours,